Exhibit 2.3










                     CIRILIUM, INC./CIRILIUM HOLDINGS, INC.

                              ACQUISITION AGREEMENT

                                FEBRUARY 10, 2004














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CIRILIUM, INC./CIRILIUM HOLDINGS, INC.
INVESTMENT AGREEMENT


     THIS INVESTMENT AGREEMENT, (the "Agreement") is entered into as of February 10, 2004, by and among Heritage Communications Corporation, a Florida corporation, ("Heritage"), Heritage Technologies, Inc., a Delaware corporation ("Heritage Technologies"), Cirilium, Inc., a Florida corporation ("Cirilium"), Cirilium Holdings, Inc., a Delaware corporation ("NewCo"), St. James Investment Group, Inc. a Florida corporation ("St. James")and Royal Palm Capital Group, Inc., a Florida corporation (together with St. James, except as otherwise noted, "Royal Palm"). Each of Heritage, Cirilium, NewCo, and Royal Palm may be from time to time herein collectively referred to as "Parties" and individually as a "Party."

RECITALS

     WHEREAS, Heritage, together with certain of Cirilium's other shareholders as indicated on Schedule 1 hereto (the "Other Cirilium Shareholders"), wish to transfer 100% of the shares of Common Stock of Cirilium to NewCo, subject to the terms and conditions contained in this Agreement, and

     WHEREAS, the parties hereto understand and acknowledge that the transactions contemplated herein have been entered into with the expectation that Royal Palm shall have caused NewCo to enter into a transaction in which the holders of NewCo common stock, $.0001 par value per share (the "NewCo Common Stock"), following the consummation of the transactions contemplated hereby, shall receive shares of a class of securities that is listed for trading on a stock exchange, interdealer quotation system or over-the-counter bulletin board, as further set forth in Section 3.5; and

     WHEREAS, consideration payable to Heritage and the other Cirilium shareholders, in exchange for 100% of the Common Stock of Cirilium and certain assets of Heritage subject to transfer as set forth in the Software Transfer Agreement (defined below), shall consist of $635,000 (payable in the form of a Note in the principal amount of $635,000 as set forth in Exhibit A hereto) and 6,000,000 shares of NewCo Common Stock (the "NewCo Shares"), as well as certain other assurances and performances by Royal Palm, with all such consideration subject to the terms and conditions set forth below, and

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows.

     1. FORMATION OF NEWCO. At all relevant times immediately prior to the Closing (as defined in Section 3 below), Royal Palm and St. James Investment Group, Inc. shall own 100% of all securities of any class issued by NewCo. Prior to the Closing, NewCo shall own no assets, and shall have issued no shares of capital stock or other securities other than 14,000,000 shares of NewCo Common Stock, of which St. James shall own 1,400,000 shares of NewCo Common Stock). Until such time as Royal Palm has fully performed all of its obligations under this Agreement, Royal Palm shall not sell, exchange, pledge, hypothecate, loan or otherwise transfer legal or beneficial ownership or any indicia thereof of any of its NewCo Common Stock except as provided for under the terms of this Agreement. Royal Palm shall be responsible for all costs associated with the formation of NewCo. Upon the Closing, the Certificate of Incorporation and Bylaws of NewCo shall be in the forms set forth at Exhibit B. The NewCo Shares issued to Heritage and the Other Cirilium Shareholders shall not be bound by any shareholders' agreement, voting trust agreement, or similar agreement (other than as contemplated herein) and shall be free of all encumbrances and liens of any kind and shall be duly issued, fully paid and nonassessable.

     2. AGREEMENT TO SELL AND PURCHASE.

          2.1 Authorization of Shares. On or prior to the Closing, Heritage and the Other Cirilium Shareholders shall have authorized the sale to NewCo of 100% of the Common Stock of Cirilium (as contemplated in the Cirilium Shareholders Agreement dated as of January __, 2004 between Cirilium and


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     the parties set forth therein)  (collectively,  the "Cirilium  Shares") and
     Heritage shall have authorized the transfer of certain assets owned by it pursuant to the terms set forth in the Software Transfer Agreement set forth as Exhibit C (the "Assets"). The Cirilium Shares shall have the rights, preferences, privileges and restrictions of shares of common stock set forth in the Articles of Incorporation of Cirilium, in the form attached hereto as Exhibit D (the "Cirilium Articles") and Bylaws of Cirilium, in the form attached hereto as Exhibit E (the "Cirilium Bylaws").

          2.2 Sale and Purchase of Shares. Subject to the terms and conditions contained herein, Heritage hereby agrees to sell to NewCo, and NewCo agrees to purchase, the Cirilium Shares from Heritage (following compliance by the Other Cirilium Shareholders with the Cirilium Shareholders Agreement referenced in Section 2.1 above), subject to the purchase price set forth in Sections 3.2 and 3.3 below.

          2.3 Sale and Purchase of Assets. Subject to the terms and conditions contained herein, Heritage hereby agrees to sell the Assets to NewCo, and NewCo agrees to purchase the Assets from Heritage, subject to the terms of the Software Transfer Agreement, the purchase price and other conditions set forth in Sections 3.2, 3.3, and 3.5 below.


     3. CLOSING, DELIVERY AND PAYMENT.

          3.1 Closing. The closing under this Agreement (the "Closing") shall take place at 3 p.m. on February 10, 2004, at the offices of Royal Palm , or at such other time or place as Royal Palm and Heritage may mutually agree (the "Closing Date").

          3.2  Deliveries.  At the Closing,  subject to the terms and conditions
     hereof,   Heritage   will  deliver  to  NewCo  one  or  more   certificates
     representing 100% of the Cirilium Shares ("Share Certificate"); and Heritage will deliver to NewCo such certificates of title, bills of sale, assignments, and other instruments, each in a form reasonably acceptable to NewCo, as may be necessary or convenient to consummate the transactions contemplated in the Software Transfer Agreement and to vest in NewCo good and marketable title to the Assets, free and clear of all mortgages, pledges, liens, encumbrances, defects, adverse claims, and other charges except as may be set forth on a Schedule of Exceptions conveyed to NewCo prior to the Closing.

          In consideration of the receipt of the Share Certificate and other deliveries to be made at the Closing, NewCo will deliver a promissory note in the principal amount of US $635,000.00 ("Purchase Price") made payable to the order of Heritage in substantially the form attached hereto as Exhibit A (the "Note").

          As partial consideration supporting the Agreement described herein, NewCo shall issue to Heritage and the Other Cirilium Shareholders that number shares of NewCo Common Stock as is set forth on Schedule 1 hereto, for an aggregate amount of 6,000,000 NewCo Shares.

          3.3 Note. The Note as referenced in Section 3.2 above shall be subject to the following terms: the maker of the Note shall be NewCo, for which Royal Palm (but not St. James) will act as guarantor of payment, the Note shall bear no interest, except in the event of default (as set forth in the Note), and shall be payable as follows: Thirty (30) days following the Closing Date, NewCo shall tender a certified check, cashier's check, or wire transfer to an account specified by Heritage in the amount of US $211,666.00, unless such date falls upon a legal or bank holiday, in which case NewCo shall tender said amount on the following business day; and sixty (60) days following the Closing Date, NewCo shall tender a certified check, cashier's check, or wire transfer to an account specified by Heritage in the amount of US $211,666.00, unless such date falls upon a legal or bank holiday, in which case NewCo shall tender said amount on the following business day; ninety (90) days following the Closing Date, NewCo shall tender a certified check, cashier's check, or wire transfer to an account specified by Heritage in the amount of US $211,667.00, unless such date falls upon a legal or bank holiday, in which case NewCo shall tender said amount on the following business day.



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          3.4  Allocation of Purchase  Price.  All Parties hereby agree that the
     Purchase Price shall be allocated among the Cirilium Shares and the Assets, and that such allocation shall be completed by the Closing Date. Such allocation shall be utilized by the parties in preparing and filing all relevant federal and state tax returns and the Parties agree to cooperate with each other in good faith in preparing such tax returns and forms, including IRS Form 8594 and any required exhibits (or other forms required pursuant to Internal Revenue Code Section 1060 or other applicable tax
     laws.)  Heritage's   Federal  Tax  ID  Number  is:   59-3314405.   Heritage
     Technologies Federal Tax ID Number is: 35-2205620. Cirilium's Federal Tax ID Number is: 59-3754073. NewCo's Federal Tax ID Number is: 02-0661709. Royal Palm's Federal Tax ID Number is: 43-2019907.

          3.5 Obligations of Royal Palm and NewCo.

               (a) In addition to the delivery of the 6,000,000 NewCo Shares as referenced in Section 3.2 above, as partial consideration supporting this Agreement, on or before the six (6) month anniversary of the Closing, Royal Palm and NewCo agree that NewCo shall have raised not less than one million dollars (US $ 1,000,000.00) in committed capital through the sale of up to an additional 6,000,000 shares of NewCo Common Stock (the "NewCo Capital") at a price per share thereof not less than $0.50. Royal Palm may source all or any part of the NewCo Capital from its own funds and/or the funds of any affiliate(s) of Royal Palm as well as from investor(s) not affiliated with Royal Palm. The obligations of Royal Palm and NewCo with respect to raising the NewCo Capital shall be in addition to NewCo's obligations under the Note.

               (b) In the event that NewCo shall have failed to raise the NewCo Capital in the amount specified in 3.5(a), within the six month period set forth therein, Royal Palm agrees to transfer to Heritage a certain number of shares of NewCo Common Stock held by Royal Palm (including shares of NewCo Common Stock then owned by St. James, to the extent necessary), which number shall be calculated according to the following formula: 14,000,000 minus that number that is 14,000,000 minus the product of 14,000,000 multiplied by a fraction, the numerator of which shall be the dollar amount of cash of the NewCo Capital that has been raised by Royal Palm and paid into such accounts of NewCo as it shall direct, pursuant to 3.5(a), and the denominator of which shall be 1,000,000.

               By way of example only, if, on the six month anniversary following the Closing Date, NewCo and Royal Palm raise NewCo Capital in the amount of $900,000, the number shares of NewCo Common Stock to be transferred to Heritage shall be as follows:

               14,000,000 - (14,000,000 *  900,000/1,000,000) =
                         1,400,000 NewCo Shares transferred to Heritage.

               Any  transfer of shares of NewCo  Common  Stock  pursuant to this
          Section 3.5(b) shall be in addition to the 6,000,000 NewCo Shares tendered to Heritage and the Other Cirilium Shareholders pursuant to
          Section 3.2. Royal Palm agrees that it shall execute such documents as shall be reasonably necessary to effect such transfer, including but not limited to stock powers in favor of Heritage.

               (c) Further, provided that six months following the Closing Date Royal Palm has raised NewCo Capital in a minimum amount of $750,000.00 pursuant to Section 3.5(a), if NewCo shall have failed to execute a definitive agreement and plan of merger, exchange agreement or other similar transaction that shall have been approved by NewCo's Board of Directors in which (i) the shareholders of NewCo are entitled to receive shares of capital stock of any person that are of a class that is listed for trading on any national stock exchange, interdealer quotation system or over the counter market and (ii) the issuer of such securities agrees to


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          execute an agreement with Heritage and the Other Cirilium Shareholders as are listed on Schedule 1 hereto with respect to registration rights that is in substantially the form of the Registration Rights Agreement set forth as Exhibit F hereto, then Royal Palm shall transfer to Heritage Ten Million (10,000,000) shares of NewCo Common Stock
          then-owned   by  Royal  Palm   (notwithstanding   the   provisions  of
          sub-section (b) above to the contrary, and which may include shares of NewCo Common Stock then-owned by St. James), which such transfer shall be effected within ten (10) days following such anniversary. NewCo, Cirilium and Royal Palm agree that as of such transfer date, the Articles of Incorporation and Bylaws of NewCo and Cirilium shall be in the same form as is set forth in connection with the certificates
          delivered   pursuant  to  Section  7.1(e)  and  7.2(f)  below.   Costs
          associated with any transaction described in the first sentence of this paragraph, including listing fees, accountants' and attorneys' fees, and other costs, shall be borne by NewCo and/or Royal Palm.

     4. REPRESENTATIONS AND WARRANTIES OF HERITAGE.

     All references to Cirilium contained in this Section 4 refer to Cirilium on a consolidated basis. Except as set forth on a Schedule of Exceptions delivered by Heritage to NewCo prior to the Closing, Heritage hereby represents and warrants to Royal Palm as of the Closing as follows:

          4.1 Organization, Good Standing and Qualification. Cirilium is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Cirilium has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Cirilium Shares and to carry out the provisions of this Agreement and to carry on its business as presently conducted. Cirilium is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions, in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on Cirilium or its business.

          4.2 Subsidiaries. Cirilium does not own or control any equity security or other interest in any other corporation, limited partnership, limited liability company, or other business entity, nor immediately prior to the Closing, does any other business entity other than Heritage own or control any equity security or interest in Cirilium. Cirilium is not a participant in any joint venture, partnership or similar agreement.

          4.3 Capitalization; Voting Rights. The authorized capital of Cirilium immediately prior to the Closing will consist solely of 100,000 authorized shares of common stock, of which 100,000 shares are issued and outstanding. All issued and outstanding Cirilium Shares (a) have been duly authorized and validly issued (b) are fully paid and nonassessable and (c) were issued in compliance with all applicable state and federal laws and regulations concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Cirilium Shares are as stated in the Cirilium Articles. In addition to and supplementing any other warranty regarding the capitalization and finances of Cirilium, Heritage specifically warrants that other than the Cirilium Shares, Heritage has not caused Cirilium to issue, and Cirilium has not issued, any securities of any type or kind whatsoever, nor has Cirilium incurred any material indebtedness not disclosed in the financial statements provided to NewCo or the Balance Sheet (defined below), on its own behalf or on behalf of any other person or entity, prior to the Closing. Except as set forth on the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind regulating the purchase or acquisition of any Cirilium securities.



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          4.4 Authorization;  Binding  Obligations.  All corporate action on the part of Heritage and Cirilium, and each entity's officers, directors and shareholders, necessary for the authorization of this Agreement, the performance of all obligations of Heritage and Cirilium respectively hereunder at the Closing and the authorization for the sale and delivery of the Cirilium Shares has been taken or will be taken prior to the Closing as applicable. The terms of this Agreement, when executed and delivered, will be valid and binding obligations of Heritage and Cirilium enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Cirilium Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived.

          4.5 Liabilities. To the best of its knowledge, neither Cirilium nor Heritage knows of any material contingent liabilities of Cirilium not disclosed in the financial statements provided to Royal Palm or the Balance Sheet, except (i) current liabilities incurred in the ordinary course of business that individually or in the aggregate are not material to the financial condition or operating results of Cirilium and (ii) obligations not required to be reflected under generally accepted accounting principles in the financial statements provided to Royal Palm or in the Balance Sheet.

          4.6 Agreements; Aggregation.

               (a) Heritage warrants that there are no material agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Cirilium is a party or by which Cirilium is bound which may involve obligations (contingent or otherwise) of, or payments to, Cirilium in excess of $5,000.00 (other than obligations of, or payments to, Cirilium arising from the ordinary course of business).

               (b) For the purposes of subsection (a) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity shall be aggregated for the purpose of meeting the individual minimum dollar amount set forth in such subsection.

          4.7 Related Party Transactions. Heritage warrants that there are no obligations of Cirilium to officers, directors, shareholders, or employees of Cirilium other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of Cirilium and
     (c) for other standard employee benefits made generally available to all employees

          4.8 Title to Properties and Assets; Liens, Etc. Heritage warrants that Cirilium has good title to all its properties and assets, including the properties and assets reflected in the most recent financial statements provided to Royal Palm and/or the Balance Sheet, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of Cirilium, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Cirilium are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Cirilium is in compliance with all material terms of each lease to which it is a party or is otherwise bound. A copy of Cirilium's Balance Sheet, current as of the date hereof and prepared in accordance with generally accepted accounting principles, ("Balance Sheet") is attached hereto as Exhibit G. A copy of each deed, title, lease, permit, or other certificate or evidence of legal or beneficial


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     ownership  of each real or personal  property as used by Cirilium  has been provided to Royal Palm.

          Heritage warrants that Heritage Technologies has good title to all the Assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of Heritage Technologies, and (c) those that have otherwise arisen in the ordinary course of business. All the Assets are in good operating condition and repair in accordance with reasonable commercial standards in Heritage industry, ordinary wear and tear excepted, and any such defects do not materially adversely affect the value or utility of the Assets.

          4.9 Title to Accounts. Heritage warrants that Cirilium has good title to all its merchant accounts, bank accounts and in each case such accounts are subject to no mortgage, pledge, lien, lease, encumbrance, charge, freeze, overdraft, or hold. A current copy of an account statement and a current copy of an account agreement (if available) for each such account has been provided to Royal Palm.

          4.10 Insurance Policies. Heritage warrants that Cirilium has complied fully with the terms of all insurance policies entered into by Cirilium, and that Cirilium is not in default, breach, or violation of any such policy, nor to Heritage's knowledge, is there any fact that would give rise to such a default, breach or violation. A copy of each insurance policy entered into by Cirilium has been provided to Royal Palm.

          4.11 Cirilium Intellectual Property. Heritage warrants that Cirilium owns or possesses sufficient legal rights and titles to all patents, trademarks, service marks, trade names, copyrights, trade secrets, internet or world-wide web addresses and sites, services, computer software, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others, that all such rights and titles are currently in full force and effect and that no such right or title is scheduled to expire according to its terms within thirty (30) days following the Closing Date. A copy of each patent, copyright, trade- or service- mark registration, internet domain registration, co-location agreement, and software license as is or has been used by Cirilium has been provided to Royal Palm.

               (a) Cirilium has not received nor is Heritage aware of any communication alleging that Cirilium (or any person acting or purporting to act on behalf of Cirilium) has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets, rights in internet or world-wide web addresses and sites, services, computer software, or other proprietary rights of any other person or entity.

               (b) Heritage is not aware of any employee of Cirilium that may be obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with that employee's duties to Cirilium or that would conflict with Cirilium's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement,


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          nor the  carrying  on of  Cirilium's  business  by  Cirilium,  nor the conduct of Cirilium's business as presently proposed, will, to Heritage's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

          4.12 (Deleted)

          4.13 Compliance with Other Instruments. Cirilium is not in violation or default of any term of its Cirilium Articles or Cirilium Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or which binds or may bind it. The execution, delivery, and performance of this Agreement, and the sale of the Cirilium Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Cirilium or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Cirilium, its business or operations or any of its assets or properties.

          4.14 Litigation. There is no action, suit, proceeding or investigation pending or to Heritage's knowledge currently threatened against Cirilium, Heritage, or Heritage Technologies that questions the validity of this Agreement, any provisions thereof, or the rights of Cirilium, Heritage, or Heritage Technologies to enter into any such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of Cirilium, financially or otherwise, or any change in the current equity ownership of Cirilium, nor is Heritage aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or to Heritage's knowledge threatened against Cirilium by reason of the past or present employment relationships of any of Cirilium's employees.

          4.15 Tax Returns and Payments. Heritage has disclosed to Royal Palm the status with respect to all Cirilium's tax returns (federal, state and local), that Cirilium is required to file. To Heritage's knowledge, all other taxes due and payable by Cirilium on or before the Closing have been paid or will be paid prior to the time they become delinquent with any exceptions permitted by any taxing authority. Neither Heritage nor Cirilium have been advised (a) that any of Cirilium's returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. Cirilium has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          4.16 Employees. Cirilium has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to Heritage's knowledge, threatened with respect to Cirilium. Heritage is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with Cirilium, nor does Cirilium have a present intention to terminate the employment of any officer, key employee or group of key employees.

          4.17 ERISA. Cirilium does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

          4.18 Obligations of Management. Each officer of Cirilium is currently devoting adequate business time to the conduct of the business of Cirilium. To Heritage's knowledge, no current or former officer or key employee is currently working for a competitor enterprise.

          4.19 Registration Rights . Cirilium is presently not under any obligation, and neither Heritage nor Cirilium has granted any rights to register any of Cirilium's presently outstanding securities or any of its securities that may hereafter be issued.

          4.20 Compliance with Laws; Permits. To the knowledge of Heritage and Cirilium have complied in all material respects with all applicable statutes, rules, regulations, orders or restrictions of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and performance thereunder, or, except such filings as shall have been made prior to or concurrently with the Closing, and, if required, any such filings that must be made subsequent to the Closing will be effective within the time period required by law. Cirilium has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of Cirilium.

          4.21 Offering Valid. Assuming the accuracy of the representations and warranties of Royal Palm contained in Section 5.2 hereof, the offer and sale of the Cirilium Shares will be effected in compliance with applicable federal and state securities laws.

          4.22 Disclosures. Neither this Agreement, the Exhibits hereto, nor any other document delivered by Heritage, Cirilium, Heritage Technologies, their attorneys or agents to Royal Palm or their attorneys or agents in connection with the transactions contemplated hereby or thereby, taken as a whole, contain any untrue statement of a material fact, nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          4.23 Minute Books. The minute books of Cirilium will be made available to Royal Palm upon request through the Closing, and will contain a true and complete summary of all meetings of directors and shareholders since the time of incorporation.

          4.24 Real Property Holding Corporation. Cirilium is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and any regulations promulgated thereunder.

          4.25 Tax Elections. Cirilium has not elected pursuant to the Code to be treated as an "S" corporation or a collapsible corporation pursuant to
     Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material adverse effect on Cirilium, its financial condition, its business as presently conducted or its present properties or material assets.

          4.26 Additional Representations and Warranties of Heritage. In addition to the representations and warranties set forth above, Heritage specifically represents and warrants to Royal Palm with respect to the receipt of the NewCo Shares as follows:

               (a) Requisite Power and Authority. Heritage has all necessary corporate power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All corporate action on Heritage's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon its execution and delivery, the terms of this Agreement will be valid and binding obligations of Heritage, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and general principles of equity that restrict the availability of equitable remedies. Heritage, as a corporation, represents that the execution, delivery and performance by Heritage of this Agreement and the consummation by Heritage of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.

               To the knowledge of Heritage, the execution and performance of the transactions contemplated by this Agreement by Heritage (i) will not violate any provision of law applicable to Heritage; and (ii) will not conflict with or result in any breach of any of the material terms, conditions or provisions of, or constitute a default under, its articles or bylaws or any indenture, lease, agreement or other instrument to which Heritage is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Heritage.

               (b) Experience. Heritage has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in NewCo. Heritage's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, (taking into account the net worth of investors in Heritage) and Heritage's investment in NewCo will not cause such overall commitment to become excessive.

               (c) Investment Representations. Heritage understands that the NewCo Shares have never been registered under the Securities Act of 1933, as amended, and the regulations thereto ("Securities Act"). Heritage also understands that the NewCo Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Heritage's representations contained in this Agreement. Heritage therefore further represents and warrants as follows:

                    (1) Heritage Bears  Economic  Risk.  Heritage has sufficient experience in evaluating and investing in private placement transactions of securities in companies similar to the NewCo so that it is capable of evaluating the merits and risks of its investment in NewCo and has the capacity to protect its own interests. Heritage must bear the economic risk of this investment indefinitely unless the NewCo Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Heritage understands that neither NewCo nor Royal Palm has any present intention of registering the NewCo Shares or any other NewCo securities, except with respect to a transaction contemplated under Section 3.5(c) above. Heritage also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Heritage to transfer all or any portion of the NewCo Shares under the circumstances, in the amounts, at the prices or at the times Heritage might propose.

                    (2) Acquisition  for Own Account.  Heritage is acquiring the
               NewCo Shares for its own account for investment only, and not with a view towards their distribution.

                    (3) Heritage Can Protect Its Interest.  Heritage  represents that by reason of its management's, business or financial experience, Heritage has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Furthermore, Heritage is aware of no publication or of any advertisement in connection with the transactions contemplated in the Agreement.

                    (4) Accredited  Investor.  Heritage represents that it is an
               accredited   investor  within  the  meaning  of  Rule  501(a)  of
               Regulation D under the Securities Act.

                    (5) Rule 144.  Heritage  acknowledges  and  agrees  that the
               NewCo Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Heritage has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time which may permit limited resale of NewCo Shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about NewCo, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                    (6) Residence. As corporation, the office or offices of Heritage in which its investment decision was made is located at the address or addresses of Heritage set forth on Exhibit H.


     5. REPRESENTATIONS AND WARRANTIES OF ROYAL PALM AND NEWCO.

     Royal Palm and NewCo hereby represent and warrant to Heritage and Heritage Technologies as follows:

          5.1 Requisite Power and Authority. Royal Palm and NewCo have all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Royal Palm's and NewCo's respective parts required for the lawful execution and delivery of this Agreement have been taken prior to the Closing. Upon their execution and delivery, the terms of this Agreement will be valid and binding obligations of Royal Palm and NewCo respectively, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. Royal Palm and NewCo represent that the execution, delivery and performance by Royal Palm of this Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. The execution and performance of the transactions contemplated by this Agreement by Royal Palm and NewCo (i) will not violate any provision of law applicable to either such party; and
     (ii) will not conflict with or result in any breach of any of the material terms, conditions or provisions of, or constitute a default under, its articles or bylaws or any indenture, lease, agreement or other instrument to which Royal Palm or NewCo is a party or by which either or any of their respective properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Royal Palm and NewCo.

          5.2 Experience. Royal Palm has carefully reviewed the representations and warranties of Heritage contained in this Agreement and has made a detailed inquiry concerning Cirilium, its business and its personnel, and offices and concerning Heritage Technologies and the Assets. Cirilium and its officers, directors, and personnel have made available to the Royal Palm any and all written information that the Royal Palm has requested and have answered all inquiries made by Royal Palm to Royal Palm's satisfaction. Royal Palm has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in Cirilium and in the Assets. Royal Palm's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, (taking into account the net worth of investors in Royal
     Palm) and Royal Palm's investment in Cirilium will not cause such overall commitment to become excessive.

          5.3 Investment Representations. Royal Palm understands that the Cirilium Shares have never been registered under the Securities Act. Royal Palm also understands that the Cirilium Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Royal Palm's representations contained in this Agreement. Royal Palm hereby represents and warrants as follows:

               (a) Royal Palm Bears Economic Risk. Royal Palm has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Cirilium so that it is capable of evaluating the merits and risks of its investment in Cirilium and has the capacity to protect its own interests. Royal Palm must bear the economic risk of this investment indefinitely unless the Cirilium Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Royal Palm understands that neither Heritage nor Cirilium have any present intention of registering the Cirilium Shares, or any other securities. Royal Palm also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Royal Palm to transfer all or any portion of the Cirilium Shares under the circumstances, in the amounts, at the prices or at the times Royal Palm might propose.

               (b) Acquisition for Own Account. Royal Palm is acquiring the Cirilium Shares for Royal Palm's own account for investment only, and not with a view towards their distribution, and would not have been an "underwriter" (as that term is defined in Section 2(a)(11) of the Securities Act) with respect to the original purchase of the Cirilium shares from Cirilium if it had then been a purchaser of such shares.

               (c) Royal Palm Can Protect Its Interest. Royal Palm represents that by reason of its management's, business or financial experience, Royal Palm has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Furthermore, Royal Palm is aware of no publication or of any advertisement in connection with the transactions contemplated in the Agreement.

               (d) Accredited Investor. Royal Palm represents that it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

               (e) Company  Information.  Royal Palm has  received  and read the financial statements and the Balance Sheet of Cirilium provided by Heritage and has had an opportunity to discuss Cirilium's business, management and financial affairs with Heritage and Cirilium and their directors, officers and management and has had the opportunity to review Cirilium's operations and facilities. Royal Palm has also had the opportunity to ask questions of and receive answers from Heritage and Cirilium and their management regarding the terms and conditions of this investment.

               (f) Rule 144. Royal Palm acknowledges and agrees that the Cirilium Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Royal Palm has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of Cirilium Shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Cirilium, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

               (g) Residence. As corporation, the office or offices of Royal Palm in which its investment decision was made is located at the address or addresses of Royal Palm set forth on Exhibit H.

          5.4 In addition to the representations and warranties set forth above, Royal Palm and NewCo specifically represent and warrant with respect to NewCo for all relevant times prior to and as of the Closing:

               (a) NewCo is a corporation formed and in good standing under the laws of the State of Delaware;

               (b) NewCo has no assets or liabilities except as set forth below; and

               (c) NewCo has engaged in no activity except as may be connected with its performances under this Transaction;

               (d) NewCo has issued no securities, whether debt, equity, hybrid, convertible, or otherwise, other than the 14,000,000 NewCo Shares, all of which are owned by Royal Palm immediately prior to the Closing;

               (e) Assuming the accuracy of the representations and warranties of Heritage contained in Section 4 hereof, the offer, sale and issuance of the NewCo Shares and will be effected in compliance with applicable federal and state securities laws;

               (f) Neither this Agreement, the Exhibits hereto, nor any other document delivered by Royal Palm, NewCo, their attorneys or agents to Heritage or their attorneys or agents in connection with the transactions contemplated hereby or thereby, taken as a whole, contain any untrue statement of a material fact, nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     6. POST CLOSING COVENANTS

          6.1 Board Representation of Newco and Voting Agreement

          Immediately following the Closing and until the consummation of a transaction pursuant to the agreement to be executed that is described in
     Section 3.5(c) above following which Heritage and Royal Palm shall cease to own simultaneously any shares of NewCo Common Stock, with respect to any vote or consent to elect or appoint members of the Boards of Directors of NewCo and Cirilium, Heritage and Royal Palm agree that each shall vote or otherwise consent such that the Boards of Directors of each of NewCo and Cirilium shall include one member thereto nominated by Heritage, and that such members of such Boards of Directors shall not be removed except with the consent of Heritage (respectively, the "Heritage Director"). However, this section shall not apply after such time as Heritage and Royal Palm shall no longer own any shares of NewCo Common Stock because of the consummation of a transaction pursuant to the agreement to be executed as described in Section 3.5(c) of this Agreement has occurred.

          6.2 Major Transactions

               Each of Heritage, Cirilium, Royal Palm and NewCo agree that for so long as Heritage and Royal Palm shall simultaneously own any shares of NewCo Common Stock, no Major Transaction may be approved or undertaken by NewCo or Cirilium respectively without the consent of the Board of Directors.

                    (a) A "Major Transaction" with respect to either of NewCo or
               Cirilium shall include:

                         (1) Any amendment to or  restatement of the articles of
                    incorporation or bylaws of either NewCo or Cirilium;
                         (2) The issuance of any securities  except as otherwise
                    contemplated herein;
                         (3) The incurrence of any debt, obligation or liability
                    in excess of $100,000;
                         (4) Any transaction involving a merger, share exchange,
                    sale of all or substantially all of the assets of the relevant corporation or other similar transaction, except as set forth in paragraph 3.5(c) above;
                         (5) Entry by NewCo or Cirilium into any ne lines of business;
                         (6) any action with respect to the establishment of any
                    other entities, whether pursuant to a holding company structure or otherwise;
                         (7) take any action  with  respect to the  dissolution,
                    liquidation or recapitalization of NewCo or Cirilium; and
                         (8) taking of any action with respect to the establishment of any equity compensation program or plan pursuant to which any equity security (including any security convertible into an equity security) may be issued to officers, directors or employees of Cirilium.

          6.3 OTHER COVENANTS

               (a) Maintenance of Business. Except as otherwise contemplated herein, following the Closing Royal Palm and NewCo will use commercially reasonable efforts to operate the business of NewCo and Cirilium and will keep all of their respective business books, records and files all in the ordinary course of business in accordance with past practices consistently applied.

               (b) Restriction on New Issuances. Notwithstanding anything to the contrary in this Agreement, until the consummation of a transaction pursuant to the agreement to be executed that is described in Section 3.5(c) above following which Heritage and Royal Palm cease to own simultaneously any shares of NewCo Common Stock, (i) Cirilium shall issue no securities of any kind without the written consent of Heritage and (ii) NewCo shall not issue any shares of NewCo Common Stock (or any other security) whether authorized but unissued or treasury shares to any person without the consent of Heritage, except that NewCo may issue up to (i) Two Million shares of NewCo Common Stock as consideration paid in connection with the acquisition of any third person or entity, or any assets or securities thereof and (ii) Two Million shares of NewCo Common Stock pursuant to grants under any written equity compensation plan approved by the Board of Directors of NewCo under which officers, directors and employees of NewCo may receive awards and which is administered by a committee of the Board of Directors of NewCo which shall include the Heritage Director.

               (c) Assignment of Contracts. Heritage shall cause Heritage Technologies to assign to Newco (or Cirilium, at the option of NewCo) the customer contracts listed on Exhibit J attached hereto, subject to the consent of the other contracting parties, and Newco (or Cirilium, at the option of NewCo) shall assume such contracts.

     7. CONDITIONS TO CLOSING.

          7.1 Conditions to NewCo's Obligations at the Closing. NewCo's obligations to purchase the Cirilium Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

               (a) Accuracy of Representations and Warranties; Performance of Obligations. The representations and warranties made by Heritage in
          Section 4 herein shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and Heritage and Cirilium shall have performed all obligations and conditions herein required to be performed or observed by Heritage and Cirilium on or prior to the Closing Date.

               (b) Consents, Permits, and Waivers. Heritage and Cirilium shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

               (c)   Software   Transfer   Agreement   .   Heritage,    Heritage
          Technologies, NewCo and Royal Palm shall have entered into the Software Transfer Agreement in substantially the form attached hereto as Exhibit C.

               (d) Compliance Certificate. Royal Palm shall have received a certificate signed by an officer of each of Heritage and Cirilium and dated as of the date of the Closing, stating that the conditions set forth in Sections 7.1 (a) above have been satisfied.

               (e) Secretary Certificate. Royal Palm shall have received copies of the Certificate of Incorporation (certified by the Secretary of State of the State of Florida), Bylaws, and resolutions of the Board of Directors of Cirilium with respect to the transactions contemplated herein, and a good standing certificate from the Secretary of State of the State of Florida with respect to Cirilium dated not more than 7 days prior to the Closing Date, certified in a form reasonably acceptable to Royal Palm by the Secretary of Cirilium as true and correct copies thereof as of the date of the Closing.

               (f) Noncompetition Agreement. Heritage, Cirilium and Royal Palm shall have entered into the Noncompetition Agreement in substantially the form attached hereto as Exhibit I.

          7.2 Conditions to Obligations of Heritage. Heritage's obligation to sell the Cirilium Shares and the Assets at the Closing is subject to the satisfaction, on or prior to Closing, of each of the following conditions:

               (a) Representations and Warranties True. The representations and warranties of Royal Palm and NewCo shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) Payment of Purchase Price. NewCo and Royal Palm shall have delivered the NewCo Shares and the Note in exchange for the Cirilium Shares purchased hereunder.

               (c) Performance of Obligations. NewCo and Royal Palm shall have performed and complied with all agreements and conditions herein required to be performed or complied with by NewCo or Royal Palm on or before the Closing.

               (d) Software Transfer Agreement. Heritage, Heritage Technologies, NewCo and Royal Palm shall have entered into the Software Transfer Agreement in substantially the form attached hereto as Exhibit C.

               (e) Compliance Certificate. Heritage shall have received a certificate signed by an officer of each of NewCo and Royal Palm and dated as of the date of the Closing, stating that the conditions set forth in Sections 7.2 (a) and (c) above have been satisfied.

               (f) Secretary Certificate. Heritage shall have received copies of the Certificate of Incorporation (certified by the Secretary of State of the State of Delaware), Bylaws, and resolutions of the Board of Directors of NewCo with respect to the transactions contemplated herein, and a good standing certificate from the Secretary of State of the State of Delaware with respect to NewCo dated not more than 7 days prior to the Closing Date, certified in a form reasonably acceptable to Heritage by the Secretary of NewCo as true and correct copies thereof as of the date of the Closing.

               (g) Noncompetition Agreement. Heritage, Cirilium and Royal Palm shall have entered into the Noncompetition Agreement in substantially the form attached hereto as Exhibit I.

     8. MISCELLANEOUS.

          8.1 Indemnification.

               (a) Royal Palm and NewCo hereby agree jointly and severally to hold harmless and indemnify Heritage against any and all losses, claims, liabilities, damages and expenses (and all costs including, without limitation, reasonable attorneys' fees and expenses) resulting from (i) any inaccuracy in or any breach by NewCo or Royal Palm of any representation or warranty thereof set forth in any Section 5 above,
          (ii) any breach of any covenant or agreement contained in this Agreement required to be performed by NewCo or Royal Palm prior to or following the Closing.

               (b) Heritage and Cirilium hereby agree jointly and severally to hold harmless and indemnify Royal Palm and NewCo against any and all losses, claims, liabilities, damages and expenses (and all costs including, without limitation, reasonable attorneys' fees and expenses) resulting from (i) any inaccuracy in or any breach by Heritage or NewCo of any representation or warranty thereof set forth in any Section above, (ii) any breach of any covenant or agreement contained in this Agreement required to be performed by Heritage or NewCo prior to or following the Closing.

               (c) If Heritage shall have received in transfer any NewCo Shares from Royal Palm pursuant to Sections 3.5(b) or (c), Royal Palm agrees to hold harmless and indemnify NewCo against any and all losses, claims, liabilities, damages and expenses (and all costs, including, without limitation, reasonable attorneys fees and expenses) by NewCo resulting from any actions, claims, demands or legal proceedings arising from or related to matters or events that shall occur with respect to NewCo following the Closing.

          8.2 Indemnification Procedures.

               (a) Each party claiming indemnification ("Indemnified Party") shall promptly give notice hereunder to the party from which such Indemnified Party is claiming Indemnification ("Indemnifying Party") after becoming aware of any claim as to which recovery may be sought against the Indemnifying Party as a result of the terms of Section 8.1 above.

               (b) If the Indemnifying Party shall not, within 30-calendar days after its receipt of the notice required by Section 8.2(a) above, advise Indemnified Party that the Indemnifying Party denies the right of the Indemnified Party to indemnity in respect of the claim, then the amount of such claim shall be deemed to be finally determined between the parties hereto. If the Indemnifying Party shall notify the Indemnified Party that it disputes any claim made by the Indemnified Party, then the parties hereto shall endeavor to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by appropriate litigation, and any liability established by reason of such settlement, compromise or litigation shall be deemed to be finally determined.

          8.3 Injunctive Relief. The Parties acknowledge that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of the Parties, and that any violation of such restrictions may result in irreparable injury to the Parties for which money damages may not provide an adequate remedy. Therefore, the Parties shall be entitled to seek equitable relief, including, without limitation, preliminary and permanent injunctive relief, in any court of competent jurisdiction and, to the extent applicable, an equitable accounting of all earnings, profits and other benefits arising from the violation of any such restrictions, which rights shall be cumulative and in addition to any other rights or remedies to which the Parties seeking such relief may be entitled.

          8.4 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Florida, without regard to the choice of law or conflicts of law provisions thereof. All suits or other actions regarding disputes arising under this Agreement shall be brought in the courts, whether state or federal, of Palm Beach County, Florida.

          8.4 Survival/Effect of Termination. The representations and warranties made herein shall survive the Closing of the transactions contemplated hereby for a period of two (2) years from the Closing Date. The provisions of Sections 6 and 8 hereof shall survive any termination of this Agreement, and no termination hereof shall deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Cirilium pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Cirilium hereunder solely as of the date of such certificate or instrument.

          8.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the Parties hereto. This agreement may not be assigned by any of the Parties hereto without the prior written consent of all other Parties, and any attempted assignment in violation of this provision shall be null and void.

          8.6 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          8.7 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.8 Amendment and Waiver. This Agreement may be amended or modified only by a written consent signed by each of the Parties.

          8.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by another Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on NewCo's part with respect to any breach, default or noncompliance under this Agreement or any waiver on such Party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

          8.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one
     (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Heritage at the address as set forth on the signature page hereof, or to Heritage at the address as set forth in Exhibit L attached hereto and to NewCo at the address set forth on Exhibit L attached hereto or at such other address as Heritage or NewCo may designate by ten (10) days advance written notice to the other Parties hereto.

          8.11 Expenses. Each Party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

          8.12 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all reasonable fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, unless payment for such fees and costs is otherwise provided for under this Agreement.

          8.13 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.14  Counterparts;  Execution.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All Parties are specifically authorized to execute this Agreement and transmit the executed Agreement and/or any schedules or Exhibits thereto or portions thereof by facsimile transmission to each other Party, and such execution shall be effective as if executed in the offices of NewCo as described in Section
     3.1 herein. For convenience, NewCo's fax number may be set forth as part of Exhibit L

          8.15 Broker's Fees. Other than has been set forth herein, each of the Parties hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such Party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each of the Parties hereto further agrees to indemnify each other Party for any claims, losses or expenses incurred by such other Party as a result of the representation in this Section 8.13 being untrue.

          8.16 Confidentiality. Each Party hereto agrees that, except with the prior written consent of other Parties, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other Parties to which such Party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Cirilium Shares purchased hereunder. The provisions of this Section 8.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the Parties hereto.

          8.17 Pronouns. All pronouns contained herein, and any nouns or variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the context may require.







                      [COUNTERPART SIGNATURE PAGES FOLLOW]

                    SIGNATURE PAGE TO ACQUISITION AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




ROYAL PALM CAPITAL GROUP, INC.

By: /s/ Gerald C. Parker
---------------------------
Gerald C. Parker, its CHAIRMAN



CIRILIUM HOLDINGS, INC., A DELAWARE CORPORATION

By: /s/
---------------------------
 , its CHAIRMAN



HERITAGE COMMUNICATIONS CORPORATION, a FLORIDA Corporation

By: /s/
---------------------------
 , its President



CIRILIUM, INC., a FLORIDA Corporation

By: /s/
---------------------------
 , its President


HERITAGE TECHNOLOGIES, INC., a DELAWARE Corporation
(Signing as a party with respect to the representations and warranties contained in Sections 4.12 and 4.14).


By: /s/
---------------------------
 , its



ST. JAMES INVESTMENT GROUP, INC., A FLORIDA CORPORATION

By: /s/
---------------------------
 , its CHAIRMAN

                                    SCHEDULES

                                   Schedule 1

                     Cirilium Shareholders and corresponding
                          apportionment of NewCo Shares
                           to be received at Closing.



                                                                                 Number of
                                                            Number of           NewCo Shares
                                          Certificate     Cirilium Shares       issued at
Shareholder                                 Numbers           Owned              Closing
--------------------------------------------------------------------------------------------
Heritage Communications Corporation          2 & 4           45,000             2,700,000
--------------------------------------------------------------------------------------------
William R. Tolley, Jr. Revocable Trust         6             20,900             1,254,000
--------------------------------------------------------------------------------------------
Maxwell C. King, Trust                         5             15,400               924,000
--------------------------------------------------------------------------------------------
J. Roger Shealy                                7              9,900               594,000
--------------------------------------------------------------------------------------------
Keith R. Melillo                               8              3,300               198,000
--------------------------------------------------------------------------------------------
Patricia R. Tolley                             10             2,200               132,000
--------------------------------------------------------------------------------------------
Nancy L. Wardron                               11             2,200               132,000
--------------------------------------------------------------------------------------------
James R. Tolley                                9              1,100                66,000
--------------------------------------------------------------------------------------------
                                                            100,000             6,000,000
                                                         -----------------------------------

                                    EXHIBITS



Exhibit A - Note
Exhibit B - NewCo Certificate and Bylaws
Exhibit C - Software Transfer Agreement
Exhibit D - Cirilium Articles
Exhibit E - Cirilium Bylaws
Exhibit F - Registration Rights
Exhibit G - Cirilium Balance Sheet
Exhibit H - Addresses
Exhibit I - Noncompetition Agreement
Exhibit J - Contract List








[Any of the above exhibits can be viewed upon request]